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Coopers                            Coopers & Lybrand L.L.P.
& Lybrand
                                   a professional services firm

                                                                      Exhibit 11









                       CONSENT OF INDEPENDENT ACCOUNTANTS




To the Directors of Columbia Fixed Income Securities Fund, Inc.:

We consent to the inclusion in Post-Effective Amendment No. 18 to the Registration Statement of Columbia Fixed Income Securities Fund, Inc. on Form N-1A (File No. 2-79750) of our report, dated January 31, 1997 on our audit of the financial statements and the financial highlights of the Fund, which report is included in the Annual Report to Shareholders for the year ended December 31, 1996, which is included in the Post-Effective Amendment to the Registration Statement. We also consent to the reference to our Firm under the caption "Independent Accountants."




COOPERS & LYBRAND L.L.P.
Portland, Oregon
February 18, 1997











Coopers & Lybrand L.L.P is a member of Coopers & Lybrand International, a Swiss limited liability association.